Exhibit 99.3

EQT CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On July 22, 2024, EQT Corporation (EQT) and certain subsidiaries of EQT completed the Equitrans Midstream Merger (defined below) pursuant to the agreement and plan of merger dated March 10, 2024 (the Merger Agreement), by and among EQT, Humpty Merger Sub Inc., an indirect wholly-owned subsidiary of EQT (Merger Sub), Humpty Merger Sub LLC, an indirect wholly-owned subsidiary of EQT (LLC Sub), and Equitrans Midstream Corporation (Equitrans Midstream).

Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into Equitrans Midstream (the First Merger), with Equitrans Midstream surviving as an indirect wholly-owned subsidiary of EQT (the First Step Surviving Corporation), and, as the second step in a single integrated transaction with the First Merger, the First Step Surviving Corporation merged with and into LLC Sub (the Second Merger and, together with the First Merger, the Equitrans Midstream Merger), with LLC Sub surviving the Second Merger as an indirect wholly-owned subsidiary of EQT.

Upon the closing of the Equitrans Midstream Merger, each share of common stock, no par value, of Equitrans Midstream (Equitrans Midstream common stock) that was issued and outstanding immediately prior to the effective time of the First Merger (other than shares of Equitrans Midstream common stock owned by Equitrans Midstream or its subsidiaries or by EQT or its subsidiaries) was converted into the right to receive, without interest, 0.3504 shares of EQT common stock, which totaled 152,427,848 shares of EQT common stock with an aggregate value of $5.5 billion, based on an EQT common stock share price of $35.88. In addition, in connection with the closing of the Equitrans Midstream Merger, EQT paid an aggregate of $79.5 million of equity consideration to employees of Equitrans Midstream who did not continue with EQT upon the Equitrans Midstream Merger closing date.

Immediately prior to the completion of the Equitrans Midstream Merger, on July 22, 2024, using borrowings under EQT's revolving credit facility, EQT paid $685.3 million to effect the purchase and redemption of all of the issued and outstanding Series A Perpetual Convertible Preferred Shares, no par value, of Equitrans Midstream (the Equitrans Midstream preferred stock).

The following unaudited pro forma condensed combined statement of operations (the pro forma statement of operations) for the year ended December 31, 2024 has been prepared to reflect the effects of the "Pro Forma Events" described below on the statement of operations of EQT and subsidiaries (collectively, the Company) as if they had occurred on January 1, 2024.

The pro forma statement of operations is derived from:

•	the historical audited financial statements of the Company; and
•	the historical unaudited financial statements of Equitrans Midstream.

The Pro Forma Events consist of (i) the Equitrans Midstream Merger, (ii) the conversion of each share of Equitrans Midstream common stock that was issued and outstanding immediately prior to the effective time of the First Merger into the right to receive 0.3504 shares of EQT common stock, with cash paid in lieu of fractional shares of EQT common stock that Equitrans Midstream common shareholders were otherwise entitled to receive in the Equitrans Midstream Merger, and (iii) the purchase and redemption by Equitrans Midstream of all of the outstanding shares of Equitrans Midstream preferred stock prior to the consummation of the Equitrans Midstream Merger.

The pro forma statement of operations is provided for informational purposes only and does not purport to represent what the actual consolidated results of operations of the Company would have been had the Pro Forma Events occurred on the date assumed nor is it necessarily indicative of future consolidated results of operations. Future results may vary significantly from the results reflected because of various factors. The pro forma statement of operations should be read in conjunction with:

•	the accompanying notes to the pro forma statement of operations;
•	the consolidated financial statements and accompanying notes thereto of the Company contained in EQT's Annual Report on Form 10-K for the year ended December 31, 2024; and
•	the unaudited condensed consolidated financial statements and accompanying notes thereto of Equitrans Midstream contained in Equitrans Midstream's Quarterly Report on Form 10-Q for the six months ended June 30, 2024.

EQT CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

YEAR ENDED DECEMBER 31, 2024

	EQT Historical	Equitrans Midstream Historical (1)	Equitrans Midstream Historical Stub Period (2)	Pro Forma Adjustments		Pro Forma Combined

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$4,934,366	$—	$—	$—		$4,934,366
Gain on derivatives	51,117	—	—	(33,432)	(b)	17,685
Pipeline, net marketing services and other	287,826	—	—	812,192	(a)	621,214
				(478,804)	(b)
Operating revenues	—	725,869	86,323	(812,192)	(a)	—
Total operating revenues	5,273,309	725,869	86,323	(512,236)		5,573,265
Operating expenses:
Transportation and processing	1,915,616	—	—	(539,982)	(b)	1,375,634
Production	377,007	—	—	(141)	(b)	376,866
Operating and maintenance	110,393	93,234	7,751	—		211,378
Exploration	2,735	—	—	—		2,735
Selling, general and administrative	336,724	89,982	10,049	(5,509)	(a)	430,508
				(738)	(c)
Transaction costs	—	7,695	—	(7,695)	(a)	—
Depreciation, depletion and amortization	2,162,350	144,860	16,453	36,134	(a)	2,299,042
				(32,052)	(d)
				(28,703)	(e)
Amortization of intangible assets	—	32,410	3,724	(36,134)	(a)	—
Gain on sale/exchange of long-lived assets	(764,044)	—	—	—		(764,044)
Impairment and expiration of leases	97,368	—	—	—		97,368
Other operating expenses	349,864	—	—	13,204	(a)	363,068
Total operating expenses	4,588,013	368,181	37,977	(601,616)		4,392,555
Operating income	685,296	357,688	48,346	89,380		1,180,710
Income from investments	(76,039)	(91,819)	(12,372)	7,045	(f)	(173,185)
Other (income) expense	(25,983)	374	8,338	(9,808)	(b)	(27,079)
Loss on debt extinguishment	68,299	—	—	—		68,299
Interest expense, net	454,825	239,025	27,276	(7,653)	(g)	739,834
				26,361	(h)
Income before income taxes	264,194	210,108	25,104	73,435		572,841
Income tax expense	22,079	26,505	—	47,768	(i)	96,352
Net income	242,115	183,603	25,104	25,667		476,489
Less: Net income attributable to noncontrolling interests	11,538	4,215	565	11,985	(j)	28,303
Net income attributable to EQT Corporation	230,577	179,388	24,539	13,682		448,186
Preferred dividends	—	35,144	—	(35,144)	(k)	—
Net income attributable to EQT Corporation common shareholders	$230,577	$144,244	$24,539	$48,826		$448,186
Income per share of common stock attributable to EQT Corporation common shareholders:
Basic:
Weighted average common stock outstanding	509,597			85,258	(l)	594,855
Net income attributable to EQT Corporation common shareholders	$0.45			$—		$0.75
Diluted:
Weighted average common stock outstanding	514,593			85,258	(l)	599,851
Net income attributable to EQT Corporation common shareholders	$0.45			$—		$0.75

(1)	The Equitrans Midstream Historical column includes results for the period of January 1, 2024 through June 30, 2024.
(2)	The Equitrans Midstream Historical Stub Period column includes results for the stub period of July 1, 2024 through July 21, 2024.

See accompanying notes to the pro forma condensed combined statement of operations (unaudited).

EQT CORPORATION AND SUBSIDIARIES

NOTES TO THE PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

1.            Basis of Presentation

The pro forma statement of operations has been prepared to reflect the effect of the Pro Forma Events on the consolidated statement of operations of the Company. The pro forma statement of operations for the year ended December 31, 2024 is presented as if the Pro Forma Events had occurred on January 1, 2024.

The pro forma statement of operations has been prepared using the acquisition method of accounting pursuant to accounting guidance in Accounting Standards Codification 805, Business Combinations, with EQT treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments have been made solely for the purpose of providing pro forma financial information and are subject to revision based on a final determination of fair value as of July 22, 2024. Differences between these estimates and the final purchase price allocation may have a material impact on the accompanying pro forma statement of operations. For additional information on the preliminary purchase price allocation, refer to Note 6 to the consolidated financial statements included in EQT's Annual Report on Form 10-K for the year ended December 31, 2024.

The Equitrans Midstream historical amounts are unaudited, which are included in Equitrans Midstream's Quarterly Report on Form 10-Q for the six months ended June 30, 2024. Certain historical amounts of Equitrans Midstream have been reclassified to conform to the Company's pro forma presentation.

The pro forma statement of operations is provided for informational purposes only and does not purport to represent what the actual consolidated results of operations of the Company would have been had the Pro Forma Events occurred on the date assumed, nor is it necessarily indicative of future consolidated results of operations.

2.            Pro Forma Adjustments and Assumptions

The pro forma adjustments are based on currently available information and certain estimates and assumptions that the Company believes are reasonable. The actual effects of the Pro Forma Events will differ from the pro forma adjustments. A general description of the pro forma adjustments is provided below.

(a)	Pro forma reclassifications to conform to the Company's pro forma presentation, including:

(i)	reclassification of operating revenues of Equitrans Midstream to pipeline, net marketing services and other revenues of the Company;
(ii)	reclassification of selling, general and administrative and transaction costs of Equitrans Midstream to other operating expenses of the Company; and
(iii)	reclassification of amortization of intangible assets of Equitrans Midstream to depreciation, depletion and amortization of the Company.

(b)	Pro forma adjustments to eliminate historical transactions between the Company and Equitrans Midstream that would be treated as intercompany transactions on a consolidated basis, including:

(i)	eliminate changes in the fair value of the consolidated gas gathering agreement derivative instrument in gain on derivatives of the Company and in other expense of Equitrans Midstream; and
(ii)	eliminate pipeline, net marketing services and other revenues of Equitrans Midstream and transportation and processing expense and production expense of the Company related to gathering, transportation and water services performed by Equitrans Midstream.

(c)	Pro forma adjustment to selling, general and administrative expense of Equitrans Midstream as a result of the adjustment of accounts receivable of Equitrans Midstream to estimated fair value related to current expected credit losses reserve of Equitrans Midstream related to the Company.

(d)	Pro forma adjustment to depreciation expense of Equitrans Midstream as a result of the adjustment of property, plant and equipment of Equitrans Midstream to estimated fair value and the adjustment to expected remaining useful lives.

(e)	Pro forma adjustment to give effect to the amortization of the intangible assets identified as a result of the preliminary purchase price allocation using an estimated life which reflects the expected term of future cash flows of the underlying customer contracts and calculated based on a straight line method of amortization.

(f)	Pro forma adjustment to income from investments of Equitrans Midstream as a result of the adjustment of the investment in Mountain Valley Pipeline, LLC of Equitrans Midstream to estimated fair value.

(g)	Pro forma adjustment to amortization of deferred issuance costs in interest expense of Equitrans Midstream as a result of the adjustment of debt of Equitrans Midstream to estimated fair value, with the difference between principal and estimated fair value capitalized as deferred issuance costs to be amortized over the remaining term of the underlying senior note.

(h)	Pro forma adjustment to interest expense for borrowings made under EQT's revolving credit facility to purchase and redeem the Equitrans Midstream preferred stock.

(i)	Pro forma adjustment to reflect the income tax effect of the pro forma adjustments. The tax rate used to reflect the tax effect in the pro forma adjustments was the statutory federal and apportioned statutory state tax rate, net of the federal benefit of state taxes, applied to pre-tax income. The pro forma statement of operations includes a nonrecurring income tax adjustment to give effect to the remeasurement of EQT’s deferred income taxes to reflect the combined state apportionment rates. Additional tax adjustments may arise upon closure of the Equitrans Midstream and filing of the initial tax returns.

(j)	Pro forma adjustment to reflect the noncontrolling interest effects of the pro forma adjustments described in (d), (e) and (g) above.

(k)	Pro forma adjustment to reflect the purchase and redemption of all of the issued and outstanding Equitrans Midstream preferred stock, including accrued and unpaid dividends.

(l)	Pro forma adjustment to weighted average common stock outstanding to reflect the conversion of each share of Equitrans Midstream common stock that was issued and outstanding immediately prior to the effective time of the First Merger into the right to receive, without interest, 0.3504 shares of EQT common stock, which totaled 152,427,848 shares of EQT common stock.